Exhibit 8.1

Morgan, Lewis & Bockius LLP

1701 Market Street

Philadelphia, PA 19103-2921

Tel. +1.215.963.5000

Fax: +1.215.963.5001

www.morganlewis.com

March 8, 2018

Invesco PowerShares Capital Management LLC

as Managing Owner of PowerShares DB

Multi-Sector Commodity Trust and

PowerShares DB Energy Fund and

PowerShares DB Oil Fund and

PowerShares DB Precious Metals Fund and

PowerShares DB Gold Fund and

PowerShares DB Base Metals Fund

3500 Lacey Road, Suite 700

Downers Grove, Illinois 60515

RE: Prospectus filed with the Securities and Exchange Commission on March 8, 2018 pursuant to the PowerShares DB Energy Fund, PowerShares DB Oil Fund, PowerShares DB Precious Metals Fund, PowerShares DB Gold Fund and PowerShares DB Base Metals Fund Registration Statement on Form S-3 filed with the Securities and Exchange Commission on February 9, 2016.

Ladies and Gentlemen:

We have acted as your counsel in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of the Prospectus dated March 8, 2018 filed with the Commission on March 8, 2018 (the “Prospectus”) pursuant to Rule 424(b)(3) under the Securities Act relating to the registration statement on Form S-3 (Registration Nos. 333-209437-01, 333-209437-02, 333-209437-03, 333-209437-04, 333-209437-05) filed with the Commission on February 9, 2016 (including the Prospectus, any amendments thereto, and all documents incorporated and deemed to be incorporated by reference therein, the “Registration Statement”), of the PowerShares DB Energy Fund, PowerShares DB Oil Fund, PowerShares DB Precious Metals Fund, PowerShares DB Gold Fund and PowerShares DB Base Metals Fund (each, a “Fund” and collectively, the “Funds”), each a series of the PowerShares DB Multi-Sector Commodity Trust, a Delaware statutory trust organized on August 3, 2006.

Invesco PowerShares Capital Management LLC

March 8, 2018

We have reviewed such documents, questions of law and fact and other matters as we have deemed pertinent for the purpose of this opinion. Based upon the foregoing, we hereby confirm our opinion contained under the heading “Material U.S. Federal Income Tax Considerations” in the Prospectus that each Fund will be classified as a partnership for U.S. federal income tax purposes.

We also advise you that the tax discussion under the captions “Risk Factors – Tax Risks,” “Summary – U.S. Federal Income Tax Considerations,” and “Material U.S. Federal Income Tax Considerations” in the Prospectus correctly describes the material aspects of the U.S. federal income tax treatment to a United States individual taxpayer, as of the date hereof, of an investment in any of the Funds.

Our opinion represents our best legal judgment with respect to the proper U.S. federal income tax treatment of each Fund and United States individual taxpayers investing in any such Fund, based on the materials reviewed. Our opinion assumes the accuracy of the facts as represented in documents reviewed or as described to us and could be affected if any of the facts as so represented or described are inaccurate. For purposes of our opinion, we have expressly relied on the representations made to us by an officer of the managing owner of each Fund, which we have assumed are correct and complete in all respects.

Our opinion is based on the Internal Revenue Code of 1986, as amended, the Treasury Regulations thereunder, administrative interpretations, and judicial precedents as of the date hereof. If there is any subsequent change in the applicable law or regulations, if there are subsequently any new applicable administrative or judicial interpretations of the law or regulations, or if there are any changes in the facts or circumstances, our opinion expressed may become inapplicable. It is possible that any such change could be retroactive in its application to the Funds.

We hereby consent to the filing of our opinion as Exhibit 8.1 to the Registration Statement and to the use our firm name under the caption “Material U.S. Federal Income Tax Considerations” of the Prospectus in the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of person whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP